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                                                                    EXHIBIT 21.1

                       RENAL CARE GROUP, INC. SUBSIDIARIES

1.       RCG Mississippi, Inc.
2.       Renal Care Group of the Midwest, Inc.
3.       Renal Care Group Texas, Inc.
4.       RCG University Division, Inc.
5.       Renal Care Group of the Southeast, Inc.
6.       Renal Care Group East, Inc.
7.       Renal Care Group Arizona, Inc.
8.       Northeast Alabama Kidney Clinic, Inc.
9.       Dialysis Management Corporation
10.      RCG PA Merger Corp.
11.      RCG Indiana, LLC
12.      RenaLab, Inc.
13.      RCG Finance, Inc.
14.      RenalPartners, Inc.
15.      RenalNet, Inc.
16.      R.C.G. Supply Company
17.      RCG Brandon, LLC
18.      RCG Southaven, LLC
19.      Southern Ocean County Dialysis Clinic, LLC
20.      Renal Institute of Central Jersey, LLC
21.      Saint Louis Renal Care, LLC
22.      Saint Louis Supply Company, LLC
23.      Ohio Renal Care Group, LLC
24.      Ohio Renal Care Supply Company, LLC
25.      Elyria Renal Care, LLC
26.      STAT Dialysis Corporation
27.      Brownsville Kidney Center, Ltd.
28.      El Paso Kidney Center East, Ltd.
29.      Angleton Dialysis, Inc.
30.      Brazoria Kidney Center, Inc.
31.      Fondren Dialysis Clinic, Inc.
32.      Wharton Dialysis, Inc.
33.      Stuttgart Dialysis, LLC
34.      KDCO, Inc.
35.      Little Rock Dialysis, Inc.
36.      Jefferson County Dialysis, Inc.
37.      Lawton Dialysis, Inc.
38.      Northwest Dialysis, Inc.
39.      Four State Regional Dialysis Center, Inc.
40.      Fort Scott Regional Dialysis Center, Inc.
41.      Miami Regional Dialysis Center, Inc.
42.      RCG/Saint Luke's, LLC
43.      Hutchison Dialysis, LLC
44.      Renal Care Group Michigan, Inc.
45.      RCG  Martin, LLC
46.      Renal Care Group Northwest, Inc.
47.      Pacific Northwest Renal Services, LLC
48.      Michigan Home Dialysis Center, Inc.
49.      RCG Columbus, L.L.C.
50.      RCG Lake Village, LLC
51.      Summit Renal Care, LLC
52.      RenalNet Arizona, Inc.
53.      Wisconsin Renal Care Group, L.L.C.
54.      SSKG Inc.
55.      Dialysis Centers of America - Illinois, Inc.
56.      Renal Care Group Alaska, Inc.
57.      Renal Care Group Southwest Holdings, Inc.
58.      Renal Care Group Southwest, L.P.
59.      RCG West Health Supply, L.C.
60.      Kidney Disease Centers of the Ozarks, LLC
61.      Renal Care Group Beaumont, L.P.
62.      Renal Care Group Ohio, Inc.
63.      Physicians Dialysis Company, Inc.
64.      Diabetes Care Group, Inc.
65.      RCG Memphis, LLC
66.      Renal Care Group-Harlingen, L.P.
67.      Renal Care Group South New Mexico, LLC
68.      Overland Trails Renal Care Group, LLC
69.      THC/PNRS, LLC
70.      Inland Northwest Renal Care Group, LLC
71.      Three Rivers Dialysis Services, LLC
72.      Lakewood Dialysis Services, LLC
73.      RCG Arlington Heights, LLC
74.      Maumee Dialysis Services, LLC
75.      Renal Dimensions, LLC
76.      Arizona Renal Investments, LLC
77.      Renal Care Group Central Memphis, LLC
78.      RCG Memphis East, LLC
79.      RCG Tunica, LLC
80.      Renal Care Group of the Rockies, LLC
81.      Renal Care Group Tupelo, LLC
82.      Columbus Area Renal Alliance, LLC
83.      Kentucky Renal Care Group, LLC
84.      Dialysis Licensing Corp.
85.      RCGIH, Inc.
86.      RCG Bloomington, LLC
87.      RCG Memphis South, LLC
88.      RCG Houston, LLP
89.      RCG Whitehaven, LLC
90.      RCG Marion, LLC

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91.      RCG East Texas, LLP
92.      RCG Robstown, LLP
93.      Renal Care Group Southwest Michigan, LLC
94.      Renal Care Group Eastlake, LLC
95.      Renal Care Group Buffalo Grove, LLC
96.      RCG North Platte, LLC
97.      RCG Irving, LLC
98.      Renal Care Group Lorain County, LLC
99.      Renal Care Group Schaumburg, LLC
100.     RCG Southern New Jersey, LLC
101.     RCG Grand Island, LLC
102.     Dialysis Services of Southeast Alaska, LLC
103.     Central Illinois Renal Care, LLC
104.     Renal Care Group of the Ozarks, LLC
105.     RCG Pensacola, LLC
106.     Renal Care Group Newport, LLC